SECOND AMENDED AND RESTATED
                            ESCROW AGREEMENT

	This Second Amended and Restated Escrow Agreement (the "Agreement") is entered into by and among Harrisonville Heights, L.P., a Missouri limited partnership (the "Partnership"); Fairway Management, Inc., a Missouri corporation ("the "Management Agent"); Boston Capital Corporate Tax Credit Fund V, A Limited Partnership, a Massachusetts limited partnership (the "Class A Limited Partner"); and Boone County National Bank, a Missouri banking corporation (the "Escrow Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated effective as of January 1, 1998 (the "Partnership Agreement"). This Agreement amends and restates in its entirety the Amended and Restated Escrow Agreement dated effective as of October 1, 1996 previously entered into by and among the Partnership, the Class A Limited Partner and the Escrow Agent.

	WHEREAS, subject to the terms and conditions of the Partnership Agreement, the Class A Limited Partner has agreed to make a Basic Capital Contribution of $1,257,866 in consideration of its admission to the Partnership as a limited partner thereof;

	WHEREAS, pursuant to the terms of the Second Amended and Restated Management Incentive Agreement dated effective as of January 1, 1998 (the "Management Incentive Agreement"), the Management Agent has the right to earn a Management Incentive Fee during each of the Measurement Years (as defined in the Management Incentive Agreement);

	WHEREAS, the Class A Limited Partner has an obligation under
Section 6.12(e) of the Partnership Agreement to make a Conditional Capital Contribution to the Partnership in the amount necessary to permit the Partnership to fund the Escrow Account pursuant to the terms and conditions of the Management Incentive Agreement;

	WHEREAS, the amount of Conditional Capital Contribution which is required to be made to the Partnership by the Class A Limited Partner is $118,465 and said amount (hereinafter referred to as the "Escrowed Funds") will be held by the Escrow Agent pursuant to the terms of this Escrow Agreement in order to provide the funds necessary to pay the Management Incentive Fee as it is earned by the Management Agent;

	WHEREAS, the Class A Limited Partner has agreed to provide the Escrowed Funds in order to secure its obligation to fund the Conditional Capital Contribution;

	WHEREAS, the Class A Limited Partner, the Management Agent and the Partnership agree that the Escrow Agent shall act as the depository for the receipt, safe-keeping and disbursement of the Escrowed Funds; and

	WHEREAS, the Escrow Agent hereby agrees to act as the depository for the receipt, safe-keeping and disbursement of the Escrowed Funds pursuant to the terms and provisions of this Escrow Agreement.

	NOW, THEREFORE for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

(i) The Class A Limited Partner hereby agrees to wire the
Escrowed Funds to the Escrow Agent within three (3) business days of the Partnership's meeting the payment obligations for the Second Installment as set forth in
Article V of the Partnership Agreement.  The Escrowed
Funds will be wired pursuant to the following instructions:

 Wire to:	Boone County National Bank
          8th and Broadway
          P.O. Box 678
          Columbia, Missouri 65205
          Attention:  James L. Bornhauser, Vice President

 ABA No.:	081500859

 For Deposit to:

 Account Name:	Boston Capital Corporate Tax Credit
               Fund V, A Limited Partnership/Harrisonville
  	            Heights, L.P.

 Account No.:	1027530

(ii) The Escrow Agent hereby agrees to carry out the provisions of this Agreement pursuant to the terms set forth herein. Furthermore, the Escrow Agent hereby agrees to deposit the Escrowed Funds in an interest bearing money-market account, said interest to be payable to the Management Agent during each of the years of the Non-Accrual Period (as defined in the Management Incentive Agreement) and to the recipient of the Escrowed Funds during each Measurement Year (as defined in the Management Incentive Agreement) at the times and as more fully specified in the Management
Incentive Agreement. The Partnership hereby agrees to pay any fees which may be charged by the Escrow Agent in consideration of the services provided by the Escrow
Agent hereunder. The federal taxpayer identification number of the Management Agent (#43-1681075) shall be used to report any interest income payable with respect to the Escrowed Funds during the term of this Agreement, all as specified in the Management Incentive
Agreement; provided, however, in the event that in any year accrued interest is actually paid to the Class A
Limited Partner, then the Escrow Agent shall report such interest to the Internal Revenue Service as interest income payable to the Class A Limited Partner and not the Management Agent.

(iii) The following annual payment conditions (the "Annual
Payment Conditions") have been established by the Partnership for the release to the Management Agent of the portion of the Management Incentive Fee due in each Measurement Year:

(a) The Partnership must have paid during such Measurement Year the guaranteed portion of the "Asset Management Fee" (as such term is defined in the Partnership Agreement) for each Fiscal Year
(as defined in the Management Incentive Agreement) all or part of which is included in such Measurement Year, and such fee shall have been paid for each Fiscal Year all or part of which is included in such Measurement Year.

(b) Operating revenues of the Partnership for such Measurement Year shall have been applied to fund any required annual payments to reserve accounts specified under the Management Agreement, the Partnership Agreement or any other "Project
Document" (as such term is defined in the Partnership Agreement).

(c) There shall have been: (i) successful completion of all Apartment Complex maintenance inspections required by any Lender or government agency; and
(ii) completion of all required Apartment Complex maintenance.

(d) There must be timely filing of all compliance reports required by any state or federal government agencies having jurisdiction over the Apartment Complex; provided, however, that in the event that any such report is not timely filed as a result of the failure of such agency to effectively provide notice of the nature, form, content or timing of a required report, the Management Agent shall have a reasonable time following any notice to the Partnership by such agency to cure such failure, provided that such a cure is permitted by such agency without penalty upon the Apartment Complex or the Partnership.

(e) The average Occupancy Ratio (as defined in the
Management Incentive Agreement) for the Apartment
Complex during the Measurement Year must equal or exceed 85%, or if such occupancy is less than 85%, then the average Occupancy Ratio must equal or exceed the average Occupancy Ratio for similar apartment developments in the same geographical area as the Apartment Complex during said
Measurement Year.

 For purposes of this paragraph (iii), operating revenues shall be deemed to include rents, interest and other amounts actually received by the Partnership in the ordinary course of business, and insurance, casualty or other payments actually received by the Partnership as a result of casualty, natural disaster, condemnation or other business interruption. Also, for purposes of this paragraph (iii), subordinated loans may be applied to fund items otherwise required to be funded by operating revenues pursuant to paragraph (a) through (c) above.

  If in any of the Measurement Years the Annual
Payment Conditions for release to the Management
Agent of the portion of the Management Incentive
Fee attributable to such Measurement Year are not met, then the Escrow Agent shall promptly return such portion of the Escrowed Funds (plus accrued interest thereon) to the Class A Limited Partner.
(iv) The Management Agent will provide each of the Class A
Limited Partner, the Partnership and the Escrow Agent with an annual payment certification during each of the Measurement Years (the "Annual Payment Certification") which indicates whether or not all of the Annual
Payment Conditions have been met for the Measurement
Year at issue. The Management Agent agrees that it will forward each Annual Payment Certification to the Class A Limited Partner by both United States mail and by facsimile transmission on the date of issuance of each Annual Payment Certification. The Partnership, the Management Agent and the Escrow Agent also agree that the Class A Limited Partner and the Partnership shall have ten (10) business days from their receipt of any Annual Payment Certification to notify the Escrow
Agent in writing (facsimile transmission being acceptable for this purpose) of any objections they may have to the release of any portion of the Escrowed
Funds pursuant to the Annual Payment Certification.
(v) Assuming that no written objection to any release has been delivered to the Escrow Agent by the Class A
Limited Partner and/or the Partnership within ten (10) business days of their receipt of any Annual Payment
Certification, the Escrow Agent hereby agrees to promptly disburse Escrowed Funds in an amount equal to $11,846.50 plus the accrued interest on funds held in the Escrow Account as of the last day in each Measurement Year (after such ten (10) business day waiting period) to either the Management Agent or the Class A Limited Partner, as indicated in the Annual
Payment Certification, pursuant to instructions to be provided by the Management Agent in the Annual Payment
Certification during each of the Measurement Years. If the Escrow Agent receives written objection from the Class A Limited Partner and/or the Partnership with respect to any release of Escrowed Funds, then the Escrow Agent shall continue to hold such Escrowed Funds in escrow until such time as it receives written authorization from the Partnership and the Class A
Limited Partner as to the release of such Escrowed
Funds. Any dispute between the Partnership, the Management Agent and the Class A Limited Partner with respect to the release of Escrowed Funds which cannot be resolved by such parties shall be settled by arbitration in accordance with the arbitration rules of the American Arbitration Association. The expenses of arbitration shall be born equally by the Partnership, the Management Agent and the Class A Limited Partner and the decision of the arbitrator shall be final and binding. Any and all Escrowed Funds disbursed to the Management Agent pursuant to this Agreement shall be deemed to have been contributed as Conditional Capital
Contribution made by the Class A Limited Partner to the Partnership, the proceeds of which then being deemed as applied by the Partnership to fund the Management
Incentive Fee, all pursuant to the Management Incentive
Agreement and Section 6.12(e) of the Partnership
Agreement.

(vi) The Partnership, the Management Agent and the Class A
Limited Partner hereby agree that the Escrow Agent has no duty to determine any controversy which may arise between the Partnership, the Management Agent and/or the Class A Limited Partner. With respect to any release of Escrowed Funds hereunder, the Escrow Agent is to rely solely and exclusively without any further investigation on the written instructions provided to the Escrow Agent by the Management Agent in the Annual
Payment Certification, except as provided in the second sentence of paragraph (v) above. The Partnership, the Management Agent and the Class A Limited Partner agree that the Escrow Agent will not be held liable for following any written instructions provided by the Management Agent in the Annual Payment Certification
(except as provided in the second sentence of paragraph
(v) above) with respect to the release of the Escrowed
Funds which are not objected to in a timely manner by the Class A Limited Partner or the Partnership.
  The Partnership, the Management Agent and the Class A
Limited Partner also hereby agree that the Escrow Agent is not a party to or bound by any provision of the Partnership Agreement or any other agreement which may have formed the basis for this Escrow Agreement or any other agreement between the Partnership, the Management
Agent and the Class A Limited Partner or any third party, and the Escrow Agent's duties are limited to the duties as Escrow Agent hereby expressly undertaken.
(vii) Notwithstanding any other provision of this Agreement to the contrary, if the Escrow Agent has been notified in writing by the Class A Limited Partner that a repurchase event has taken place under the Partnership
Agreement, then the Escrow Agent shall promptly return the Escrowed Funds (plus all accrued interest thereon) to the Class A Limited Partner pursuant to instructions to be provided to the Escrow Agent by the Class A
Limited Partner.

(viii) The parties hereto agree that this Agreement shall terminate on March 31, 2011. If any portion of the Escrowed Funds (plus accrued interest thereon) shall not have been released to the Management Agent or the Class A Limited Partner by March 31, 2011, then the
Escrow Agent shall promptly return any such Escrowed
Funds (plus accrued interest thereon) to the Class A
Limited Partner.

(ix) Notwithstanding the foregoing provisions of this Escrow Agreement, the Partnership, the Management Agent and the Class A Limited Partner shall have the right from time to time and at any time to remove the Escrow Agent as the "Escrow Agent" pursuant to this Agreement and to appoint another Escrow Agent which is mutually acceptable to the Partnership, the Management Agent and the Class A Limited Partner. Furthermore, the
Partnership, the Management Agent and the Class A
Limited Partner may from time to time amend the terms of this Escrow Agreement without the consent of the Escrow Agent. However, if the Escrow Agent does not consent to the terms and conditions of such amendment, then the Escrow Agent may promptly resign and deliver the Escrowed Funds to the Class A Limited Partner or to such other successor Escrow Agent as shall have been appointed by the Partnership, the Management Agent and the Class A Limited Partner at such time or times.

(x) It is hereby agreed that this Agreement may be executed in several counterparts, all of which shall constitute one and the same instrument.

	IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the 1st day of January, 1998.

PARTNERSHIP:                          CLASS A LIMITED PARTNER:

HARRISONVILLE HEIGHTS, L.P.           BOSTON CAPITAL CORPORATE TAX
                                      CREDIT FUND V, A LIMITED
By:  	Jeffrey E. Smith Partnerships,  PARTNERSHIP
     	L.C., its General Partner

	     By:/s/Patt Bess                 By:  BCCTC Associates V Limited
	        Pat Bess, Vice President          Partnership, its general partner

ESCROW AGENT:                              By:  BCCTC Associates V, LLC, its
                                                general partner
BOONE COUNTY NATIONAL BANK
                                                By: BCCTC Associates V, Inc.
      By:/s/James L. Bornhauser                     its manager
   	     James L. Bornhauser, Vice
         President
                                                    By:  /s/Bonnie Kate Fox
                                                         Attorney-In-Fact for
                                                         John P. Manning,
                                                         President

                                             MANAGEMENT AGENT:

                                             FAIRWAY MANAGEMENT, INC.

                                             By: /s/Patt Bess
                                                 Pat Bess, Vice President